Exhibit 21
SUBSIDIARIES OF REGISTRANT

The following is

a list of subsidiaries

of the Company

as of June 30, 2021,

omitting subsidiaries which,

considered in the aggregate,
would not constitute a significant subsidiary.

NAME WHERE ORGANIZED
EasyPay (Pty) Ltd Republic of South Africa
Kwande Group (Pty) Ltd Republic of South Africa
Manje Mobile Electronic Payment Services (Pty) Ltd Republic of South Africa
Moneyline Financial Services (Pty) Ltd Republic of South Africa
Net1 Applied Technologies

South Africa (Pty) Ltd
Republic of South Africa
Net1 Finance Holdings (Pty) Ltd Republic of South Africa
Net1 Mobile Solutions (Pty) Ltd Republic of South Africa
Net1 Universal Electronic Technological

Solutions (Pty) Ltd
Republic of South Africa
Prism Holdings (Pty) Ltd Republic of South Africa
Prism Payment Technologies

(Pty) Ltd
Republic of South Africa
RMT Systems (Pty) Ltd Republic of South Africa
The Smart Life Insurance Company Limited Republic of South Africa
Masterpayment GmbH
Federal Republic of Germany

Transact24 Limited Hong Kong Special Administrative Region of the People's
Republic of China
SmartSwitch Netherlands Holdings BV Netherlands
Net1 Applied Technologies

Netherlands BV
Netherlands
NUEP Holdings S.a.r.l. Luxembourg